SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

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                           AMERICAN BEACON FUNDS
                       AMERICAN BEACON SELECT FUNDS
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               (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[AMERICAN BEACON FUNDS LOGO]

You recently received a notice for the Special Meeting of Shareholders of the American Beacon Funds. The principal purpose of the Meeting to be held on August 22, 2008, is to approve a new Investment Management Agreement and election of trustees for the American Beacon Funds. The Fund's records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Funds to obtain a sufficient number of votes to hold the Meeting as scheduled.

                                  1-866-412-8384


Voting is                             IT'S EASY TO VOTE.

very important.                       Choose one of the following methods:


Please vote now to be                 - Speak to a live Proxy Specialist by
                                        calling the number above. We can answer
                                        any of your questions and record your
                                        vote. (open: M-F 9:30am - 9pm, Sat
                                        10am - 6pm ET)

sure your vote is                     - Log on to www.proxyvote.com and enter
                                        your control number printed on the
                                        proxy card, and vote by following the
                                        on-screen prompts.

received in time for the              - Call the phone number on the proxy card
                                        and enter the control number printed on
                                        the proxy card and follow the touchtone
                                        prompts.

August 22, 2008                       - Mail in your signed proxy card in the
                                        envelope provided.
Special Meeting of

Shareholders.



                      Voting takes only a few minutes.
                              PLEASE VOTE TODAY.